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                                                                    EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated, 19 November 1999 relating to the financial statements of Netlink Internet Services Limited., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Reading
United Kingdom
29 December 1999